Exhibit 10.98

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FOURTH AMENDMENT TO LEASE
615 W LAFAYETTE MASTER TENANT LLC, a Michigan limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”), enter into this Fourth Amendment to Lease (this “Amendment”) dated April 18, 2019 (the “Effective Date”).
RECITALS
A.    Landlord’s predecessor, 615 West Lafayette LLC, and Tenant entered into that certain Lease dated September 4, 2015 (the “Original Lease”), as amended by (i) that certain First Amendment to Lease Agreement dated September 4, 2015 (the “First Amendment”), (ii) that certain Second Amendment to Lease dated June 3, 2016 (the “Second Amendment”) and (iii) that certain Third Amendment to Lease dated January 6, 2017 (the “Third Amendment” and collectively, with the Original Lease, the First Amendment and the Second Amendment, the “Lease”), with respect to certain premises consisting of approximately 221,065 rentable square feet of space (the “Existing Premises”) in the building located at 615 West Lafayette Avenue, Detroit, Michigan 48226 (the “Building”).
B.    The Existing Premises consists of approximately (i) 5,064 rentable square feet of space on a portion of the first (1st) floor commonly known as Suite 120, (ii) 33,144 rentable square feet of space on a portion of the first (1st) floor commonly known as Suite 100, (iii) 37,806 rentable square feet of space on a portion of the second (2nd) floor commonly known as Floor 2 Main, (iv) 19,116 rentable square feet of space on the second (2nd) floor commonly known as Floor 2 Annex, (v) 54,051 rentable square feet of space comprising the entirety of the third (3rd) floor main and annex buildings commonly known as Floor 3, (vi) 53,035 rentable square feet of space comprising the entirety of the fourth (4th) floor main building commonly known as Floor 4 Main and the fifth (5th) floor annex building commonly known as Floor 5 and (vii) 18,849 rentable square feet of space comprising the entirety of the fourth (4th) floor annex building commonly known as Floor 4 Annex.
C.    Landlord has agreed to lease to Tenant certain space in the Building consisting of approximately 27,739 rentable square feet in the fifth (5th) floor main building (“Suite 500”) and approximately 13,499 rentable square feet in the sixth (5th) floor warehouse (“Suite 600”), Suite 500 and Suite 600 collectively consisting of 41,238 rentable square feet of space (the “Expansion Premises”), as shown on Exhibit “A” attached hereto.
D.    Landlord and Tenant desire to further amend the Lease as more particularly set forth herein.
E.    Capitalized terms used but not defined herein have the same meaning ascribed to such terms in the Lease.
NOW, THEREFORE, in consideration of the covenants, and conditions set forth herein and in the Lease, the receipt and sufficiency of which is hereby

Doc#: US1:15707536v2

acknowledged, Landlord and Tenant do hereby covenant, promise and agree that the Lease is amended as follows:
1.Recitals. The recital clauses hereinabove set forth are hereby incorporated by reference as though set forth verbatim and at length herein.
2.Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expansion Premises, subject to and in accordance with the terms and conditions of this Amendment.
3.Delivery and Tenant’s Expansion Premises Work.
(a)Tenant’s lease of the Expansion Premises shall commence upon the date Landlord delivers the Expansion Premises to Tenant in its AS-IS condition with no work of any kind whatsoever to be performed by Landlord in the Expansion Premises beyond the completion of Landlord’s standard shell delivery, as more particularly described in Exhibit “C” of the Original Lease, which shall be in compliance with all applicable laws, codes, and regulations (the “Expansion Premises Commencement Date”).
(b)Tenant agrees, at Tenant’s sole cost and expense (but subject to limited reimbursement from the Expansion Premises Tenant Allowance (as defined in Paragraph 3(c) below)), promptly after the Expansion Premises Commencement Date, to provide all work of whatsoever nature which is required for Tenant’s Use in the Expansion Premises (“Tenant’s Expansion Premises Work”). Tenant agrees to furnish to Landlord for Landlord’s approval the design drawings and working drawings and specifications with respect to Tenant’s Expansion Premises Work within thirty (30) days following the Effective Date together with a budget detailing the costs of Tenant’s Expansion Premises Work (once approved by Landlord, the “Tenant Improvement Plans”). Tenant shall select and use only contractors, subcontractors or other personnel that have been approved by Landlord in writing. Landlord shall have the right to enter the Expansion Premises from time to time to inspect Tenant’s Expansion Premises Work and Landlord shall have the right to require Tenant and Tenant’s contractors to attend regular progress meetings established by Landlord upon reasonable written notice to Tenant. Tenant must, promptly following completion of Tenant’s Expansion Premises Work, provide Landlord with sworn statements. and unconditional lien waivers from all contractors and subcontractors constructing the Tenant’s Expansion Premises Work and evidence that all Building systems affected by the Tenant’s Expansion Premises Work are balanced and fully functioning. No deviation from the Tenant Improvement Plans, once approved by Landlord, shall be made by Tenant without Landlord’s prior written consent. Approval of the Tenant Improvement Plans by Landlord shall not constitute the assumption of any responsibility by Landlord or Landlord’s architect or engineer for their accuracy, efficacy or sufficiency, and Tenant shall be solely responsible for such items. Approval by Landlord of Tenant’s contractors shall not constitute assumption of responsibility for the competency of Tenant’s contractors, and Tenant shall be solely responsible for same. If a certificate of occupancy from the local governmental authorities is required for the Expansion Premises because of Tenant’s Expansion Premises Work, Tenant shall not occupy the portion(s) of the Expansion Premises for Tenant’s Use until Tenant’s Expansion Premises Work has been completed and Tenant has received a certificate of occupancy from such local governmental authorities. Tenant

Doc#: US1:15707536v2

shall pay to Landlord (as Additional Rent) a fee of two percent (2%) of the actual costs of Tenant’s Expansion Premises Work, excluding any costs for furniture, furnishings, trade fixtures and equipment.
(c)In consideration of Tenant performing Tenant’s Expansion Premises Work and provided that Tenant is not in default under the Lease, then Tenant shall be entitled to a tenant improvement allowance for additional capital improvement costs actually incurred in connection with any additional improvements made by Tenant to the Expansion Premises up to but not to exceed [***] (the “Expansion Premises Tenant Allowance”). The Expansion Premises Tenant Allowance is calculated by multiplying the total rentable square footage of the Expansion Premises by [***] per rentable square foot of space in the Expansion Premises (41,238 rsf multiplied by [***] per rsf equals [***]).
(d)If the cost of completing the Tenant Improvement Plans is less than the Expansion Premises Tenant Allowance, at Tenant’s election, Tenant may utilize all or a portion of the remaining balance of such for the cost of the improvements to its furniture, furnishings, trade fixtures and equipment to be installed in the Expansion Premises (“FF&E Costs”) and/or apply such remaining balance as a credit against Basic Rental first becoming due thereafter.
(e)The Expansion Premises Tenant Allowance shall be paid to Tenant in partial installments for Tenant’s Expansion Premises Work actually completed and FF&E Costs (if applicable) incurred but in no event more frequently than once per month. Such partial installments shall be reduced by a holdback of five percent (5%) of the Partial Installment Request (as hereinafter defined), which holdback shall not be due and payable until the conditions of the Final Payment Request (as hereinafter defined) are satisfied.
(f)To obtain a partial installment, Tenant must submit to Landlord a request in writing (the “Partial Installment Request”), which written request shall include: (i) a breakdown of Tenant’s construction costs to date, together with receipted invoices showing payment thereof and (ii) supporting partial or final lien waivers and releases executed by Tenant’s architect, general contractor and all subcontractors and suppliers in connection with Tenant’s Expansion Premises Work (collectively, the “Partial Installment Documentation”). Upon Landlord’s receipt of the Partial Installment Documentation, Landlord shall pay the applicable portion of the Expansion Premises Tenant Allowance (subject to the holdback set forth above) to Tenant within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and reason therefor) of any or all of the Partial Installment Request, and if so, upon reasonable satisfaction of the objections, Landlord shall pay any remaining portion of the Partial Installment Request due to Tenant within ten (10) business days.
(g)After the Tenant’s Expansion Premises Work is Substantially Complete (as hereinafter defined), Tenant will submit to Landlord a request in writing (the “Final Payment Request”) for the remainder of the Expansion Premises Tenant Allowance (including any holdback), which written request shall include: (i) record “as-built” drawings showing all of the Tenant’s Expansion Premises Work as actually constructed to be provided in both written and electronic media format (CADD), (ii) a breakdown of Tenant’s final and total construction costs and FF&E Costs (if Tenant is requesting reimbursement for any FF&E Costs), together with receipted invoices showing

Doc#: US1:15707536v2

payment thereof, (iii) a certified, written statement from Tenant’s architect that all of the Tenant’s Expansion Premises Work has been completed in accordance with the approved Tenant Improvement Plans, (iv) all required AIA forms, supporting final lien waivers and releases executed by Tenant’s architect, the general contractor and all subcontractors and suppliers in connection with the Tenant’s Expansion Premises Work and (v) a copy of a certificate of occupancy, or amended certificate of occupancy required with respect to the Expansion Premises, together with all licenses, certificates, permits and other governmental authorizations necessary in connection with the Tenant’s Expansion Premises Work and operation of Tenant’s business from the Expansion Premises (the “Final Improvement Documentation”). Upon Landlord’s receipt of the Final Improvement Documentation, Landlord shall pay the applicable portion of the Expansion Premises Tenant Allowance (including any holdback) to Tenant within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and reason therefor) of any or all of the Final Payment Request, and if so, then, upon reasonable satisfaction of Landlord’s objections, Landlord shall pay any remaining portion of Expansion Premises Tenant Allowance due to Tenant within ten (10) business days. As used herein, “Substantially Complete” shall pertain to Tenant’s Expansion Premises Work and shall mean when the general contractor has (or, if there is no general contractor, all contractors have) finished all work called for in the Tenant Improvement Plans,
(h)In the event that the Lease is terminated prior to expiration of the stated Term of the Lease due to Tenant’s default, then Tenant shall immediately repay to Landlord an amount equal to the then-unamortized portion of the Expansion Premises Tenant Allowance paid to Tenant (or credited against Basic Rental), which amortization shall be on a straight line basis over the period from and after the Expansion Premises Commencement Date through December 31, 2022.
4.Term of Lease. Tenant’s lease of the Expansion Premises will commence on the Expansion Premises Commencement Date and shall terminate on December 31, 2022. Commencing as of the Expansion Premises Commencement Date, the Expansion Premises shall be included in the definition of Premises, which shall consist of approximately 262,303 rentable square feet.
5.Basic Rental. Basic Rental for the Expansion Premises shall be:

Period	Per Rentable Square Foot	Annual (or Annualized) Rent	Monthly Rent
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*    Annualized

Doc#: US1:15707536v2

6.Tenant’s Share. Notwithstanding anything to the contrary in the Lease, from and after the Expansion Premises Commencement Date, Tenant’s Share with respect to the Existing Premises is 80.44% and Tenant’s Share with respect to the Expansion Premises is 14.99%.
7.Expenses and Taxes.
(a)From and after the Expansion Premises Commencement Date, notwithstanding anything to the contrary in the Lease, Tenant shall pay Tenant’s Share of Excess Expenses and Excess Taxes in accordance with the terms of Section 5 of the Lease, except that the terms Tenant’s Share, Base Year, Base Expenses, Excess Expenses, Base Taxes and Base Expenses shall be revised as provided below:
(i)Tenant’s Share with respect to the Existing Premises is 80.44% and Tenant’s Share with respect to the Expansion Premises is 14.99%.
(ii)The term “Base Year” shall mean the 2016 calendar year with respect to the Existing Premises and shall mean the 2015 calendar year with respect to the Expansion Premises.
(iii)The term “Base Expenses” shall mean the 2016 calendar year Expenses with respect to the Existing Premises (the “Existing Premises Base Expenses”) and shall mean the 2015 calendar year Expenses with respect to the Expansion Premises (the “Expansion Premises Base Expenses”).
(iv)The Excess Expenses shall mean the total dollar increase in Expenses, if any, which are paid or incurred by Landlord in the respective calendar year, over (a) the Existing Premises Base Expenses with respect to the Existing Premises and (y) the Expansion Premises Base Expenses with respect to the Expansion Premises.
(v)The term “Base Taxes” shall mean the 2016 calendar year Taxes (i.e., the 2016 Summer Taxes due July 1, 2016 and 2016 Winter Taxes due December 1, 2016) with respect to the Existing Premises (the “Existing Premises Base Taxes”) and shall mean the 2015 calendar year Taxes with respect to the Expansion Premises (i.e., the 2015 Summer Taxes due July 1, 2015 and 2015 Winter Taxes due December 1, 2015) (the “Expansion Premises Base Taxes”).
(vi)The Excess Taxes shall mean the total dollar increase in Taxes, if any, which .are paid or incurred by Landlord in the respective calendar year, over (A) the Existing Premises Base Taxes with respect to the Existing Premises and (B) the Expansion Premises Base Taxes with respect to the Expansion Premises.
(b)Accordingly, for the duration of the 2019 calendar year, Tenant shall continue to pay its current monthly estimate of Tenant’s Share of Excess Expenses and Excess Taxes which constitutes Tenant’s Share of Excess Expenses and Excess Expenses with respect to the Existing Premises only. Additionally, on or after the Effective Date, Landlord shall give Tenant notice of Landlord’s then-current estimate of Tenant’s Share of Excess Expenses and Excess Taxes with respect to the Expansion

Doc#: US1:15707536v2

Premises and Tenant thereafter shall be obligated for payment of same with respect to the Expansion Premises in monthly installments as stated in the Lease.
(c)On or about the first day of January 1, 2020, (i) Landlord shall give Tenant notice of Landlord’s estimate of (A) Tenant’s Share of Excess Expenses over each of the Existing Premises Base Expenses and the Expansion Premises Base Expenses and (B) Tenant’s Share of Excess Taxes over the Existing Premises Base Taxes and the Expansion Premises Base Taxes, and (ii) on or before the first (1st) day of each month during the ensuing calendar year, Tenant shall pay to Landlord one twelfth (1/12) of such estimated amounts. On or about January 1 of each ensuing calendar year, Landlord shall give Tenant notice of any revisions to the estimates described in this subparagraph (c), provided, until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given.
(d)For avoidance of doubt, with respect to the Existing Premises, the “Cap” for the calendar year immediately following the Base Year shall be 103% of the Controllable Expenses for the Base Year with respect to the Existing Premises only, and the Cap for each calendar year thereafter shall be 103% of the Cap for the immediately preceding calendar year; with respect to the Expansion Premises, the ”Cap” for the calendar year immediately following the Base Year shall be 103% of the Controllable Expenses for the Base Year with respect to the Expansion Premises only, and the Cap for each calendar year thereafter shall be 103% of the Cap for the immediately preceding calendar year.
8.Security Fee. For avoidance of doubt, Tenant shall pay Landlord the sum of [***] per rentable square foot of the Premises (including the Expansion Premises from and after the Expansion Premises Commencement Date) in accordance with the provisions of Section 5(a)(i) of the Lease.
9.Parking. Effective as of the Effective Date, Landlord shall provide to Tenant and Tenant shall pay for three (3) additional QL Parking Spaces for each one thousand (1,000) rentable square feet of the Expansion Premises in accordance with Section 35 of the Lease (e.g., an additional one hundred twenty-three (123) QL Parking Spaces).
10.First Floor Commencement Date. Paragraph 2 of the Third Amendment is hereby deleted in its entirety and replaced with the following:
“Tenant’s lease of the First Floor Premises will commence on February 6, 2017 (the “First Floor Commencement Date”), and shall terminate on December 31, 2022.”
11.Termination Right.
(a)Section 3(e) of the Lease is hereby deleted in its entirety.
(b)Provided Tenant is not in default of the Lease on the date set for exercise or the date set for termination, Tenant shall have the one-time right to terminate the Lease with respect to the Existing Premises only effective as of December 15, 2020

Doc#: US1:15707536v2

(the “Partial Termination Date”), provided that Tenant provides written notice of such election to terminate not later than June 15, 2020. Tenant’s right to terminate the Lease is conditioned upon Landlord receiving the Partial Termination Payment (as hereinafter defined) in immediately available funds on or before the Partial Termination Date. For purposes of the Lease, the “Partial Termination Payment” shall be an amount which is equal to the sum of (i) the then-unamortized costs of the improvements to the Existing Premises, provided, that the portion of the Landlord’s Work which was undertaken pursuant to the terms of the Original Lease shall be amortized over the initial stated term of the Lease (i.e., September 24, 2015 - December 31, 2022) and the portion of the Landlord’s Work undertaken pursuant to the terms of the Third Amendment shall be amortized over the period from the First Floor Commencement Date through expiration of the initial stated term of the Lease (i.e., February 6, 2017 - December 31, 2022), but, in both events, all of the costs of such Landlord’s Work shall be amortized at a rate of five percent (5%) per annum plus (ii) any Basic Rental abatements provided to Tenant for the Existing Premises.
12.Signage. Commencing on the Effective Date, Section 42 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:
(a)Tenant shall be entitled to have its name on the directory in the lobby of the Building, as well as adjacent to the door to the Premises, in both instances, at Landlord’s cost and expense so long as all such signage is Building standard.
(b)During the Term· of this Lease, so long as Tenant shall occupy more than sixty percent (60%) of the rentable square footage of office floor area in the Building, Tenant shall have the exclusive right, at its sole cost, to install and maintain exterior signage of the maximum size permitted by law on the façade of the Building (the “Façade Signage”). Any Façade Signage is subject to the prior written approval of (i) Landlord, in Landlord’s reasonable discretion, as to the illumination, color, ·design and location of the sign and (ii) the City of Detroit and. any other applicable governmental, quasi-governmental or similar entity, commission or agency (including, without limitation, any historical commission or agency). The Façade Signage shall be in strict compliance with all applicable laws and with Landlord’s design and signage criteria. Further, Tenant’s signage rights do not exclude Landlord from granting signage rights to retail tenants occupying floor area on the first (1st) floor of the Building to be placed upon such tenants’ storefront façade.
(c)Tenant shall, at all times, cause the Façade Signage to be maintained, repaired and replaced and operated such that the Façade Signage is at all times in first-class condition and in good working order. Except for the negligence or wrongful acts of Landlord, its agents, contractors and employees, Tenant shall indemnify, defend and hold Landlord harmless from all damages, claims, and causes of action arising from the installation, maintenance or removal of the Façade Signage. The foregoing indemnity and Tenant’s obligation to remove the Façade Signage shall survive the expiration or sooner termination of this Lease. All of Tenant’s exterior illuminated signage shall remain consistently illuminated from dusk to dawn during the Term of this Lease. Tenant shall have twenty-four (24) hours to replace any nonilluminated bulbs in Tenant’s exterior illuminated signage.

Doc#: US1:15707536v2

(d)Tenant’s rights under Section 42(b) are personal to Quicken Loans Inc. (“QL”) and are not transferrable except to an affiliate of QL. For purposes hereof, an affiliate of QL is any entity which controls QL, is controlled by QL or is under common control with QL, or in which QL or any affiliate of QL or any beneficial owner of QL or its parent or subsidiaries has any interest or is an officer, director, shareholder, partner, member or manager or at any other level.
13.Brokerage Commissions. Landlord and Tenant represent and warrant each to the other that they have not dealt with any real estate broker in connection with the negotiation or execution of this Amendment other than Bedrock Management Services LLC (“Broker”), whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement between Landlord and Broker. If either party breaches the foregoing representation and warranty it shall indemnify the other party against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the breaching party.
14.Ratification. Tenant and Landlord each hereby ratify and confirm its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto. Additionally, Tenant and Landlord each further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
15.Binding Effect; Conflicts; Governing Law; Venue; Captions. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall· be governed by and construed in accordance with the laws of the state in which the Premises are located. The parties consent to the exclusive jurisdiction of the courts (state and federal) located within Wayne County in the State of Michigan in connection with any dispute arising under the Lease. The captions and headings used throughout this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
16.OFAC and Anti-Money Laundering Compliance Certification. Tenant hereby represents, certifies and warrants to Landlord as follows: (a) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law that is enacted, enforced or administered by the Office of Foreign Assets Control; (b) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (c) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if

Doc#: US1:15707536v2

Tenant was, is, or in the future becomes, a “senior foreign political figure,” or the immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in the Lease to the contrary, Tenant understands that the Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on and from the Effective Date through the Expiration Date of the Lease (as the same may have been extended) or any earlier termination hereof and that any breach thereof shall be a default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord’s owners, members, partners, managers, trustees, directors, officers, employees, and any master lessor and mortgagee and their successors and assigns from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorney’s fees) arising from or related to any breach of the foregoing representations, certifications and warranties.
17.Notices.
(a)Tenant’s Address as provided in Section 1(m) of the Lease is hereby deleted in its entirety and amended to be:
(m)    Tenant’s Address:    Quicken Loans Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attn: Chief Executive Officer
with a copy to:
Quicken Loans Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attn: General Counsel
(b)Landlord’s Address as provided in Section 1(n) of the Lease is hereby deleted in its entirety and amended to be:
(n)    Landlord’s Address:    615 W Lafayette Master Tenant LLC
c/o Bedrock
630 Woodward Avenue
Detroit, Michigan 48226
Attn: Chief Executive Officer
with a copy to:
Bedrock
630 Woodward Avenue
Detroit, Michigan 48226
Attn: General Counsel

Doc#: US1:15707536v2

18.Counterparts. This Amendment may be executed in multiple counterparts, and via electronic or facsimile delivery each of which shall constitute an original, but all of which shall constitute one document.
19.Due Authority. If Tenant signs this Amendment as a corporation, limited liability company or a partnership, any person(s) executing this Amendment on behalf of Tenant does hereby covenant and warrant that Tenant is a fully-authorized and existing legal entity, that Tenant is organized under the laws of the state of its formation and has and is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Amendment, and that any and all of the person(s) signing this Amendment on behalf of Tenant is and are authorized to do so.
[SIGNATURES ON FOLLOWING PAGE]

Doc#: US1:15707536v2

[SIGNATURE PAGE TO FOURTH AMENDMENT TO LEASE
BETWEEN 615 W LAFAYETTE MASTER TENANT LLC AND
QUICKEN LOANS INC.]
IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease as of the date first set forth above.
“LANDLORD”
615 W LAFAYETTE MASTER TENANT LLC, a Michigan limited liability company
By: /s/ James A. Ketai
Name: James A. Ketai
Its: Authorized Representative
“TENANT”
QUICKEN LOANS INC.,
a Michigan corporation
By: /s/ Jay Farner
Name: Jay Farner
Its: Chief Executive Officer

Doc#: US1:15707536v2

EXHIBIT “A”
FLOOR PLANS

EXHIBIT A

QUICKEN LOANS
DEMISED PREMISES
SUITES 500 & 600
41,238 R.S.F.

3rd Ave.
Stair 'D'
Stair 'C'
W. Fort St.
QUICKEN LOANS
DEMISED PREMISES
SUITE 600 WAREHOUSE
13,499 rentable square feet
QUICKEN LOANS
DEMISED PREMISES
SUITES 500 MAIN
27,739 rentable square feet
W. Lafayette Blvd.
2nd Ave.
N

FLOORS 5 & 6

615 W LAFAYETTE BLVD.
DETROIT, MI 48226
NOT TO SCALE

EXHIBIT A
Doc#: US1:15707536v2